LOAN AND SECURITY AGREEMENT
                           ---------------------------

LIFESTREAM DIAGNOSTICS, INC.
510 CLEARWATER LOOP, SUITE 101
POST FALLS, IDAHO 83854

The undersigned debtor (hereinafter referred to as "Borrower"), for good and valuable consideration, and to induce Capital South Financial Services, Inc., d/b/a Capital South, (a Georgia corporation) (hereinafter referred to as "Lender") to accept this Agreement and to make the loans and advances described herein, hereby agrees with Lender as follows:

         1. Request for Loan. From time to time Borrower may request, and Lender, may loan to Borrower (hereinafter referred to as the "Loan") up to seventy five percent (75%) ("the Secured Percentage") of the amount of" Approved Receivables" (as hereinafter defined) submitted by Borrower to Lender (exclusive of Interest, fees, and other charges); together with 65% of the actual costs of non-obsolete inventory, plus $1,000,000.00 fixed for the agreed upon evaluation of U.S. patents and U.S. patent applications, U.S. trademarks and U.S. copyrights, furniture, fixtures, and equipment; provided, however, that the total principal amount of such loans and advances to Borrower shall not exceed Borrower's maximum line of credit extended from time to time by Lender and determined in Lender's sole discretion (hereinafter referred to as the "Maximum Loan Amount"). No more than 20% of the outstanding Loan balance will be against the receivables of anyone customer, in the discretion of the lender. All loans and advances made by Lender hereunder shall be evidenced by a Secured Promissory Note (the "Note") executed by Borrower and shall contain such terms as Lender shall require. Interest and service charges on such loans shall be charged by Lender and paid by Borrower at such rates and at such times as may be agreed upon by the parties. " Approved Receivables," as used herein, shall mean only such accounts, contract rights, chattel paper, instruments or general intangibles as from time to time shall be acceptable to Lender; "approved accounts" shall exclude accounts more than 90 days from invoice date, contras, intra- company accounts, employee accounts, related accounts, foreign accounts and other potential off- sets, in its sole judgment and discretion, in terms of quality and current status. No more than 20% of the outstanding loan balance can ever be against the receivables of any one customer . Notwithstanding anything contained herein to the contrary, in the event that the amount owed by Borrower to Lender under the Loan exceeds at any time the Maximum Loan Amount, then Borrower shall immediately pay to Lender such excess.

         2. Security Interest. To secure the performance by Borrower of all of its obligations hereunder, as well as all of the rights of Lender hereunder, and to secure all amounts due under the Guaranty, including any renewal, substitution, consolidation, or extension thereof, as well as payment of any and all indebtedness which may now or hereafter in the future be owing by Borrower to Lender, its successors and assigns, however and whenever incurred, arising or evidenced, whether alone or together with another or others, whether direct, indirect, or by way of assignment, whether joint or several, absolute or contingent, due or to become due, and whether as principal maker, endorser, surety, Borrower, mortgagee or otherwise, or which Lender may now or hereafter have, own or hold (all of said debts, obligations and liabilities are herein collectively called the "Liabilities") and whether such Liabilities are from time to time reduced and thereafter increased or entirely extinguished and thereafter re-incurred, Borrower hereby grants to Lender a present and continuing lien upon, security title to and a security interest in; (a) all of

Borrower's accounts, contract rights, chattel paper, instruments, drafts and general intangibles, whether now existing or hereafter arising or acquired (herein referred to as the "Receivables"), together with any returned, repossessed, or unshipped goods relating to the Receivables, and all dividends and distributions on or rights in connection with any such property and all rights of Borrower earned or to be earned under contracts to sell goods or render services; (b) any balances, credits, accounts, items and monies of, Borrower now or hereafter with Lender; (c) all inventory of debtor including without limitation all raw materials, finished goods, work in process, and all returns, where ever located; (d) interests in lease holds documents, documents of title, tax refunds, causes of action against any person or entity; (e) machinery, equipment, furniture, fixtures, attachments; (f) all books, records, customer lists, trade secrets, formulae and other recorded information, whether in the form of a writing, photograph, microfilm, microfiche, electronic medium, or otherwise, together with all the Debtor's right title and interest in and to all computer software in object code and source code, used to create, maintain, or process any such records or data; (g) all U.S. Patents and U.S. Patent Applications; U.S. Copyrights and U.S. Trademarks (h) any other property of any nature whatsoever of Borrower now or hereafter in the possession of, assigned to or hypothecated to the Lender for any purpose, including but not limited to inventory, and In addition; (i) All of such property and Receivables are hereafter collectively referred to as the "Collateral" and shall also include all direct and remote proceeds thereof.

         3. Account Collection. Unless Lender shall otherwise consent in writing, Borrower will forthwith upon receipt, transfer and deliver to Lender in the form received all cash, checks, chattel paper, drafts, items or other instruments for the payment of money (properly endorsed where required, so that such items may be collected by Lender) which may be received by Borrower at any time in full or partial payment or otherwise as proceeds of any Collateral. Unless Lender shall otherwise consent in writing, any such items which may be received by Borrower shall not be commingled with any other of Borrower's funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Lender until delivery is made to Lender. Borrower has agreed to stamp all existing and future invoices to notify all customers that payment is to be made directly to Lender. Lender will within two working days after receipt of funds wire transfer or Fed Ex 90% of all collected funds to Borrower. The 10% retained shall be retained by Lender until the retained amount aggregates 10% of the entire outstanding loan balance, to be turned over to Borrower when the loan is paid in full. Lender shall open and maintain while this Agreement is in effect an account with Bank of America in Borrower's name but controlled solely by Lender (hereinafter referred to as the "Collection Account"). Lender shall, at its sole option, do one of the following: (a) remit to Borrower, along with a statement of account, 90% of the amount collected in the Collection Account with respect to all of the Receivables or any particular Receivable less any and all interest, fees, and other charges due and payable to Lender with respect to such Receivables or Receivable or the Loan, or (b) remit to Borrower, along with a statement of account, 90% of the amount collected in the Collection Account with respect to all Receivables or any particular Receivable, along with an invoice to Borrower for all interest, fees, and other charges accrued to the date of such invoice, and Borrower shall pay such invoice within 10 days from the date of such invoice, Borrower will send copies of all invoices together with all backup material (purchase order and bill of lading) to Lender.

           In the event that Lender makes any particular advance hereunder based upon certain Receivables of Borrower, then payment shall not be deemed received by Lender with respect to any one of such Receivables until Lender has received payment with respect to all of such Receivables. Lender shall deliver to Borrower a statement of account and such statement shall be binding and conclusive upon Borrower unless Borrower notifies Lender to the contrary within ten (10) days after the date each statement is rendered. If requested by Lender, Borrower will turn over, and Lender will handle, the cash collection of the Receivables; however, Borrower will, at its own expense, endeavor to collect all amounts due under the Receivables, including the taking of such action with respect to such collection including, but not limited to, litigation, as the Lender may reasonably request or, in the absence of such request, as Borrower may deem necessary or advisable. Borrower may in the ordinary course of business, grant to any party obligated on the Receivables any rebate or adjustment to which such party may be lawfully entitled, and, may accept, in connection therewith, the return of goods, the sale or lease of which have given rise to such Receivables. Borrower shall promptly notify Lender of and shall settle all customer disputes; however, If Lender elects, it shall have the right at all times to settle, compromise, adjust or litigate all customer disputes directly with the customer or other complainant upon such terms and conditions as Lender deems advisable including but not limited to the right to surrender, release or exchange all or any part of any Receivable owed by a customer to Borrower, and to compromise, extend, or renew for any period any such Receivable, all without incurring liability to Borrower for its performance of any such acts, and Lender hereby shall have the right to stop goods in transit or to replevy or to reclaim such goods. All returned, replevied and reclaimed goods (unless released by Lender) coming into Borrower's possession shall be held by Borrower in trust for Lender. Borrower shall notify Lender promptly of all such returned goods and shall promptly pay to Lender the gross amount of the unpaid Receivables with respect thereto.

         If any Receivable is not paid within ninety (90) days from the date of the invoice, bill, or other writing giving rise to or evidencing such Receivable, or if any customer raises any claim of non-conformity of goods, total or partial failure of delivery, setoff, counterclaim, or breach of warranty or any other claim inconsistent with Borrower' warranties as made below, Borrower will, upon demand, pay to Lender the Secured Percentage of the gross amount of the Receivable so affected or unpaid, together with and damages or loss sustained by Lender and any accrued but unpaid Interest, fees, or other charges due Lender; provided, however, such payment may not be deemed a reassignment thereof and title thereto and to the goods represented thereby shall remain in Lender until and unless Lender executes a reassignment. Lender may, at any time and from time to time, notify any parties obligated on any of the Receivables to make payment to Lender of any amount due or to become due thereunder, and enforce collection of any of the Receivables by suit or otherwise, as hereinbefore provided. At any time, upon the request of Lender, Borrower will, at its own expense, notify any parties obligated on any of the Receivables to make payment to Lender of any amounts due or to become due thereunder. Borrower hereby appoints and constitutes Lender as its lawful attorney-in-fact to receive, open, and dispose of all mail addressed to Borrower pertaining to any of the Collateral; to notify the postal authorities to change the address and delivery of mail addressed to Borrower to such address as Lender may designate; to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders and other evidences of payment that may come into Lender's possession and to deposit or otherwise collect the same; to sign Borrower's name on any bill of lading relating to any collateral, on drafts against customers, listings of Receivables, and notices to customers; to prepare and mail invoices to Borrower's customers; to send verification of accounts to customers; to execute in Borrower's name any affidavits and notices with regard to any and all lien rights, and to do all other acts and things necessary to carry out this Agreement or to deal with the Collateral or proceeds thereof in its own name or in the name of the Borrower. All acts of said attorney-In-fact are hereby ratified. This power, being coupled with an interest, is irrevocable while Borrower is indebted to Lender.

         4. Warranties of Borrower. Borrower hereby represents, warrants, and covenants to and with Lender that the Collateral is and will be free and clear of any and all liens, security interests and encumbrances; that Borrower has and will have the right to convey the Collateral as security for the Liabilities, free and clear of any and all liens, security interests and encumbrances; that Borrower will keep the Collateral free from any liens, encumbrances or security interests whatsoever, other than the security interest created hereunder; that Borrower will promptly pay or discharge all taxes assessed against the Collateral and all liens which may attach thereto; that any and all information set forth in any writing heretofore or hereafter delivered to Lender by Borrower pertaining to the Collateral or Liabilities is and will be true and correct as of the date thereof; that the Receivables will be, at the time of their creation, bona fide and existing obligations of Borrower's customers arising out of the sale of goods and/or rendition of services by Borrower and are owned by and owed to Borrower without defense, offset, or counterclaim; that Borrower is solvent; that with regard to each Receivable as it arises, Borrower will have made delivery of the goods or will have rendered the services ordered, the customer will have accepted the goods and/or services, and no customer dispute will exist in any respect, including without limitation, disputes as to price, terms, warranties, quality or quantity; that each Receivable shall also be free of any claims of setoff, release from liability or defense based upon any act of God or a public enemy or war or because of the requirements of law or of rules, orders or regulations having the force of law; that Borrower will have preserved and will continue to preserve any liens and any rights to liens available by virtue of sales; that Borrower's inventory is not subject to any security Interest, lien or encumbrance (except as may have been disclosed to Lender in writing); If a corporation, that Borrower is duly organized and existing under the laws of the State of its incorporation, and is duly qualified and in good standing in every other State in which it is doing business as a corporation; that the execution, delivery and performance hereof are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's charter, bylaws or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound; that without prior written notice to Lender, Borrower will not obtain any loans, advances or other financial accommodations or arrangements from any party other than Lender which would encumber any of its assets; that without prior written consent of Lender, Borrower will not reorganize, merge or consolidate, or issue or sell or redeem any of its common stock, or permit the transfer by the present shareholders of Borrower to any other person or entity of any or all of the common stock of Borrower outstanding or in treasury as of the date hereof; that, in the event of any transfer of any of its stock or assets by operation of law, Borrower shall immediately notify Lender; that there is no pending order, notice, claim, litigation, proceeding or investigation against or affecting Borrower, whether or not covered by insurance, that would materially and adversely affect Borrower's operations, financial condition, property or business; that Borrower will not sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its assets; that no account arises out of a contract with, or order from, an account debtor that, by its terms, forbids or makes the assignment of that account to Lender void or unenforceable; that the representations and warranties made hereunder by Borrower are true on the date hereof and will be true on the date of each loan advance by Lender hereunder; that Borrower's address as shown above is the location of Borrower's principal place of business and chief executive office, that such place of business is Borrower's only place of business, and that Borrower has not maintained any other place of business or principal place of business or corporate or tradename during the four (4) years immediately preceding the date of the execution of this Agreement, unless having notified Lender in writing of all previous addresses and names. Borrower maintains the corporate office at 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854 and maintains the production/shipping facility at 570 West Clearwater Loop, Bldg. 1000, Suite D, Post Falls, Idaho 83854.

         5. Duties and Further Assurance of Borrower. Borrower covenants and agrees that, so long as any of the liabilities remain outstanding and unpaid, Borrower shall:

(1) Financing Statements. Execute upon request of Lender such financing statements and other security documents and pay the cost of filing or recording the same, and do such other acts and things as the Lender may from time to time request to establish and maintain a valid security Interest of Lender in the Collateral;

(b) Inspection and Information. Permit Lender, its agents and employees, from time to time, to inspect, audit and make copies of, and extract from, all records and other papers in the possession of Borrower, including but not limited to those pertaining to the Collateral and Borrower's debtors, including copies of customer invoices and evidence of shipment and such other documents and proof of delivery/rendition as

         Lender may at any time require; periodic inventory audits and relations with vendors and suppliers, and furnish such further information and documents concerning Borrower, the Collateral and Borrower's debtors as Lender may from time to time request;

(c) Financial Statements. Furnish to Lender on or before the 20th day after the end of each month, financial statements in form and substance satisfactory to Lender and certified by an appropriate officer of Borrower, and furnish to Lender annually on or before the 90th day after the end of Borrower's fiscal year a financial statement in form and substance satisfactory to Lender and prepared by a certified public accountant acceptable to Lender; notwithstanding the level of CPA certification checked in the preceding clause or anything else to the contrary contained herein, Borrower shall, if requested by Lender, provide to Lender a financial statement of Borrower or any Borrower of Borrower, in form and substance satisfactory to Lender, and prepared by a certified public accountant acceptable to Lender;

(d) Records Retention. Keep at its address shown herein its records concerning the Collateral, which records shall be of such character as will enable Lender to determine at any time the status of the Collateral;

(e) Insurance and Taxes. Borrower shall keep any tangible Collateral fully insured against fire, theft, and other casualty with loss payable clause in favor of Lender, and shall pay all premiums promptly when the same become due and shall pay all taxes and other charges against the Collateral promptly when the same become due; should Borrower fail to pay any of said premiums or taxes or other charges, or should the Collateral become encumbered, Lender may pay the sums and add the amount of such payment to the Liabilities hereby secured; Lender is authorized to receive the proceeds of any insurance loss, and at the option of Lender, shall apply such proceeds toward either the repair or replacement of the Collateral or the payment of the Liabilities. Borrower shall furnish Lender evidence of being an additional named insured on a fire and hazard policy against loss of inventory, furniture, fixtures, and equipment, as well as business interruption.

(f) Costs. Borrower will pay all costs of closing the Loan and will reimburse Lender during the period of financing for all out-of-pocket or advanced expenses including but not limited to filing fees, long distance phone calls, travel expenses, legal fees, audit expenses pf $1,000.00 per audit, with a minimum of 4 audits per year , and wire transfer and returned-check charges.

         6. ACTS OF DEFAULT. If Borrower fails to pay when due any amount payable under any of the liabilities; or if Borrower or any Borrower of Borrower's obligations hereunder fails to perform or breaches any agreement or undertaking herein or is in default under any writing relating to any of the Liabilities, the Collateral or any other agreement between Lender and Borrower; or if any Borrower of the Liabilities terminates or attempts to terminate such guaranty, or if the Collateral declines in value or for any reason becomes insufficient in Lender's sole and exclusive judgment to secure the liabilities and Borrower, after demand, fails or refuses to substitute and/or make additions to the Collateral satisfactory to Lender; or if any statement, representation or warranty made or furnished to Lender by or in behalf of Borrower with respect to the Liabilities; or the Collateral shall be untrue or incomplete in any material respect as of the date made or if Borrower becomes insolvent or makes an assignment for the benefit of creditors; or if any proceeding be instituted by or against Borrower alleging that it is insolvent or unable to pay its debts as they mature; or if any receiver be appointed for Borrower; or if any litigation is instituted against Borrower that might materially and adversely affect its operations, financial condition, property or business; or if a creditor of Borrower shall obtain or attempt to obtain possession of the Collateral by any means; or If any other circumstance or event occurs which shall cause Lender to deem itself insecure, then Borrower shall be in default hereunder.

         7. Rights of Lender on Default. In the event of a default hereunder, at the option of Lender, this Agreement shall terminate without prejudice to Lender's rights hereunder, and without notice to Borrower of any kind, and any or all of the liabilities may, at the option of Lender and without demand or notice of any kind, be declared by tender, and the same shall become, immediately due and payable, and Lender shall have, in addition to all other rights and remedies which Lender may have under law, the following rights and remedies all of which may be exercised with or without further notice to
Borrower: to foreclose the liens and security interests created under this Agreement or under any other agreements relating to the Collateral by any available judicial or non-judicial procedure; to enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same; to sell, assign, lease or otherwise dispose of the Collateral, or any part thereof, either at public or private sale or at any broker's board, in lots or in bulk for cash, on credit, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Lender, all at Lender's sole option and as Lender in its sole discretion may deem advisable, and Lender may bid upon or become purchaser at any such sale if public, free from any right of redemption, which is hereby expressly waived by Borrower, and Lender shall have the right at its option to apply or be credited with the amount of all or any part of the Liabilities owing to Lender against the purchase price bid by Lender at any such sale. Borrower and Lender expressly acknowledge and agree that five (5) days' prior written notice from Lender to Borrower of any such sale of Collateral shall satisfy the notice requirements of O.C.G.A. Section 11-9-504. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied first to the expenses (including all attorney's fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Liabilities, with application as to particular Liabilities or against principal or interest to be in Lender's sole and absolute discretion. Borrower shall be liable to Lender and shall pay to Lender on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral, and Lender in turn agrees to remit to Borrower any surplus remaining after all Liabilities have been paid in full. If any of the Collateral shall require repairing, maintenance, preparation, or the like, or is in process or other unfinished state, Lender shall have the right, but shall not be obligated, to do such repairing, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as Lender shall deem appropriate, but Lender shall have the right to sell or dispose of such Collateral without such processing. Borrower will, at Lender's request, assemble all the Collateral and make it available to Lender at places which Lender may select, whether at Borrower's premises or elsewhere, and will make available to Lender all premises and facilities of Borrower for the purpose of Lender's taking possession of the Collateral or of removing or putting the Collateral in saleable form. To facilitate the exercise by Lender of the rights and remedies set forth in this paragraph, Borrower hereby constitutes Lender, or its agents, or any other person whom Lender may designate, as attorney-in-fact for Borrower, at Borrower's own cost and expense, to exercise all or any of the following powers, which, being coupled with an interest, shall be irrevocable and shall continue until all Liabilities have been paid in full and shall be in addition to any other rights and remedies that the Lender may have: (i) to remove from any premises where the same may be located any and all documents, instruments, files, and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Lender may, at Borrower's cost and expense, as much of the personnel, supplies and space of Borrower at its place of business as may be necessary to properly administer and control the Collateral or the handling of collections and realizations thereon; and (ii) to take or bring in Lender's name or in the name of Borrower steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or to realize upon the Collateral. No delay or failure on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy. The Lender shall be under no duty to exercise any or all of the rights and remedies given by this Agreement and no party to this Agreement shall be discharged from his or its obligations or undertakings hereunder (a) should the Lender release or agree not to sue any person against whom the party has, to the knowledge of the Lender, a right of recourse, or (b) should Lender agree to suspend the right to enforce the Note or Lender's interest In the Collateral against such person or otherwise discharge such persons.

         8. Business Use. Borrower represents and warrants that the Loan will be used for business, non-consumer purposes and not for personal, family or household purposes, and that the loan proceeds shall be used to pay accrued royalties, reduce payables, and continue marketing.

         9. Applicable Law. The laws of the State of Georgia shall govern the construction of this Agreement and the rights and remedies of the parties hereto, and any litigation regarding this transaction shall be conducted in the U.S. District Court for the Northern District of Georgia. Venue and Jurisdiction are stipulated and expressly agreed. Borrower expressly waives the right to Trial by Jury.

               (a) Binding Effect, Assignment and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of Lender. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of the party sought to be charged.

               (b) Severability. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and to that end, the provisions hereof are severable.

               (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

               (d) Seal. This Agreement is intended to take effect as an instrument under seal.

The effective date of this Agreement shall be June 18, 2002.

BORROWER:                                     LENDER:
Lifestream Diagnostics, Inc.,                 Capital South Financial Services,
a Nevada Corporation                          a Georgia Corporation


By:      /s/ Brett R. Sweezy                  By:  /s/ R. DeVille
Name:    Brett R. Sweezy                      Name:  R. DeVille
Title:   CFO                                  Title:  General Counsel

Attest:  /s/ Gerri Vance
Name:   Gerri Vance
Title   Administrative Services Manager